Globe Specialty Metals Announces Executive Management Changes

New York, N.Y., August 19, 2010 – Globe Specialty Metals, Inc. (NASDAQ: GSM) (the “Company”) today announces that Chief Executive Officer, Jeff Bradley, has also assumed the role of Chief Operating Officer with direct responsibility for operations. Arden Sims, the outgoing Chief Operating Officer, will now be fully dedicated to global business development working with Founder & Executive Chairman Alan Kestenbaum.

Bradley stated, “I am now taking a direct role in running the operations of the Company and will be very focused on driving continuous improvement, operational excellence and cost discipline throughout the Company.  I’m sure everyone associated with Globe joins me in thanking Arden for his countless contributions to Globe and wishing him well in his new role.”

Mr. Bradley has over 25 years of experience in the metals industry in various roles.

CONTACT: Globe Specialty Metals, Inc.
Jeff Bradley, Chief Executive Officer
(212) 798-8122
jbradley@glbsm.com